UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2015, Western Digital Corporation ( “Parent”) and Schrader Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SanDisk Corporation, a Delaware corporation (“SanDisk”), providing for the acquisition of SanDisk by Parent.

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SanDisk (the “Merger”), with SanDisk as the surviving corporation and a wholly-owned subsidiary of Parent. The time at which the Merger becomes effective, pursuant to the terms of the Merger Agreement, is referred to as the “Effective Time,” the closing of the Merger is referred to as the “Closing” and the date on which the Closing occurs is referred to as the “Closing Date.”

As publicly announced by Parent in Parent’s Current Report on Form 8-K filed on September 30, 2015, on September 29, 2015, Parent entered into a stock purchase agreement with Unis Union Information System Ltd., a Hong Kong corporation (the “Unis Investor”), and Unisplendour Corporation Limited, a Chinese corporation (the “Unis Guarantor” and, together with Unis Investor, the “Unis Parties”), pursuant to which Parent agreed to issue and sell to the Unis Investor 40,814,802 shares of Parent’s common stock, $0.01 par value (the “Parent Common Stock”) for $92.50 per share, for an aggregate purchase price of approximately $3.775 billion, and the Unis Guarantor agreed to guarantee the payment and performance of the Unis Investor’s obligations therein (collectively, the “Unis Transaction” and, the consummation of the Unis Transaction, the “Unis Closing”). The obligations of Parent and the Unis Parties to cause the Unis Closing to occur are subject to certain regulatory and other conditions as described in Parent’s public filings, including clearance by the U.S. Committee on Foreign Investment in the United States (“CFIUS”), the receipt of requisite regulatory approvals and approval of the Unis Transaction by stockholders of the Unis Guarantor.

In the Merger, each issued and outstanding share of common stock of SanDisk, $0.001 par value (the “SanDisk Common Stock”), other than shares of SanDisk Common Stock held in the treasury of SanDisk, shares of Common Stock owned by stockholders who have validly exercised their appraisal rights under Delaware law and shares of Common Stock owned by Parent or any subsidiary of Parent (including Merger Sub), will be converted into the right to receive the below consideration per share of SanDisk Common Stock, subject to reallocation as described further below (the “Per Share Merger Consideration”):

(A) If the Unis Closing has occurred prior to the Effective Time, (i) $85.10 per share in cash; and (ii) 0.0176 shares of Parent Common Stock; or

(B) If the Unis Closing has not occurred or the Unis Transaction has been terminated prior to the Effective Time, (i) $67.50 per share in cash; and (ii) 0.2387 shares of Parent Common Stock.

The above allocation between cash and shares of Parent Common Stock is subject to reallocation, at Parent’s election: if the amount of cash that SanDisk has available for use in the United States without payment of withholding or United States income taxes on the Closing Date falls short of a target cash amount of $4.049 billion, if the Closing occurs before June 30, 2016, or $4.139 billion, if the Closing occurs on or after June 30, 2016 (the amount of such shortfall, if any, the “Closing Cash Shortfall”). If Parent so elects, the cash portion of the Per Share Merger Consideration will be reduced by the Closing Cash Shortfall, divided by the number of shares of SanDisk Common Stock outstanding as of the Closing Date (the “Per Share Cash Reduction Amount”), and the Parent Common Stock portion of the Per Share Merger Consideration will be correspondingly increased by a number of shares of Parent Common Stock equal to the Per Share Cash Reduction Amount divided by $79.5957.

The transaction will be financed by a mix of cash, new debt financing and Parent Common Stock. In connection with the transaction, Parent expects to enter into new debt facilities totaling $18.1 billion. Parent has received commitments for a $1 billion revolving credit facility, $3 billion in amortizing term loans, $6 billion in other term loans and $8.1 billion in secured and unsecured bridge facilities. Parent expects to issue approximately $5.1 billion in secured and unsecured notes in lieu of drawing the bridge facilities at close, with the balance of the bridge facilities to be repaid with available cash. The proceeds from the new debt facilities are expected to be used to pay part of the purchase price, refinance existing debt of Parent and SanDisk and pay transaction related fees and expenses.

Effect on SanDisk Equity Awards.

The treatment of SanDisk stock options under the Merger Agreement will vary depending on whether the exercise price of such options exceeds the value of the Per Share Merger Consideration as of the Closing Date (the “Closing Merger Consideration

Value”), determined by the sum of (i) the cash portion of the applicable Per Share Merger Consideration and (ii) the value of the Parent Common Stock portion of the Per Share Merger Consideration based on the volume weighted average trading price of the Parent Common Stock over the five trading days preceding the Closing Date.

Under the Merger Agreement, Parent will assume all unvested and outstanding SanDisk stock options, all unvested restricted stock units and all outstanding SanDisk stock options with a per share exercise price that is greater than or equal to the Closing Merger Consideration Value (whether or not such options have vested) held by employees immediately prior to the Closing. All such stock options and restricted stock units will be converted into Parent stock options and restricted stock units, respectively, pursuant to the exchange ratio set forth in the Merger Agreement, and subject to the same vesting schedule (including any acceleration of vesting) as such stock options and restricted stock units had prior to being converted. Upon exercise or vesting after the Closing Date, respectively, such stock options and restricted stock units will entitle the holder to receive shares of Parent Common Stock; provided, that if the Unis Closing has occurred, Parent may elect to settle some or all of stock options and restricted stock units in cash, based on Parent’s share price on the exercise date or vesting date, respectively.

All vested SanDisk stock options with an exercise price less than the Closing Merger Consideration Value, and all vested restricted stock units, after giving effect to any acceleration, will be canceled at the Effective Time in exchange for the Per Share Merger Consideration, reduced by the applicable exercise price with respect to SanDisk stock options (with the exercise price first applied against the stock portion of the Per Share Merger Consideration).

Conditions to the Merger.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the required approval of the Merger Agreement by the stockholders of SanDisk and, if the Unis Closing has not occurred or the Unis Transaction shall have been terminated, the stockholders of Parent; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, and the receipt of regulatory clearance under certain foreign antitrust laws, including the European Union and China; (iii) the absence of (A) any order prohibiting the Merger or (B) the enactment of any law that makes consummation of the Merger illegal; (iv) subject to certain exceptions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement; (v) if the Unis Investment has not been terminated and it is a “covered transaction” for CFIUS purposes, or if CFIUS otherwise requests or requires a filing with respect to the Merger, the approval of CFIUS; and (vi) the absence of any material adverse effect on SanDisk or Parent since the date of the Merger Agreement that is continuing.

Termination Rights.

The Merger Agreement contains certain termination rights for SanDisk and Parent, including if the Merger is not consummated before October 21, 2016, subject to certain extension rights. Upon termination of the Merger Agreement under specified circumstances, Parent or SanDisk will be required to pay the other party termination fees of up to approximately $553 million. If the Merger Agreement is terminated due to failure to obtain certain required U.S. or foreign antitrust clearances, Parent will be required to pay SanDisk a termination fee of up to approximately $1.06 billion. In the event that either SanDisk or Parent terminates the Merger Agreement as a result of the failure by Parent’s stockholders to approve the Merger and the Unis Closing has not occurred or the Unis Transaction has been terminated, Parent must pay SanDisk a fee of approximately $184 million. In the event that either SanDisk or Parent terminates the Merger Agreement as a result of the failure by SanDisk’s stockholders to approve the Merger, SanDisk must pay Parent a fee of approximately $184 million.

Parent Board of Directors.

Pursuant to the Merger Agreement, Parent will cause SanDisk’s President and Chief Executive Officer to become a member of the board of directors of Parent effective as of the Closing.

Representations, Warranties and Covenants.

SanDisk, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement, including covenants not to solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Until the Effective Time, SanDisk has agreed to operate its business in the ordinary course of business in all material respects consistent with past practice and has agreed to certain other negative covenants. In addition, until the earlier of the Unis Closing and the Effective Time (and with respect to certain negative covenants, until the Effective Time), Parent has agreed to operate its business in the ordinary course of business in all material respects consistent with past practice and has agreed to certain other negative covenants.

The representations, warranties and covenants of SanDisk, Parent and Merger Sub contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub or SanDisk, respectively. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by certain matters specifically disclosed in any reports filed by SanDisk or Parent with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and confidential disclosures made to Parent and to SanDisk, in connection with the Merger Agreement negotiations; (iii) are subject to materiality and other qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding SanDisk or its business or Parent and its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SanDisk, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SanDisk’s or Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding SanDisk and Parent that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that SanDisk or Parent files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Western Digital Corporation’s proposed business combination transaction with SanDisk (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital Corporation’s (and Western Digital Corporation’s and SanDisk’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may”, “will”, “could”, “would”, “should”, “project”, “believe”, “anticipate”, “expect”, “estimate”, “continue”, “potential”, “plan”, “forecast”, “approximate”, “intend”, “upside”, and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital Corporation (and the combined businesses of Western Digital Corporation and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital Corporation and SanDisk based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain and stockholders and other potential investors must recognize that actual results may differ materially from Western Digital Corporation’s and SanDisk’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon the current expectations of Western Digital Corporation’s and SanDisk’s management and include known and unknown risks, uncertainties and other factors, many of which Western Digital Corporation and SanDisk are unable to predict or control, that may cause Western Digital Corporation’s or SanDisk’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Western Digital Corporation’s and SanDisk’s filings with the SEC.

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that SanDisk’s or Western Digital Corporation’s stockholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital Corporation’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital Corporation’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital Corporation’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect Western Digital Corporation’s or SanDisk’s plans, results or stock price are set forth in Western Digital Corporation’s and SanDisk’s respective filings with the SEC, including Western Digital Corporation’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond Western Digital Corporation’s and SanDisk’s control. Western Digital Corporation and SanDisk caution investors that any forward-looking statements made by Western Digital Corporation or SanDisk are not guarantees of future performance. Western Digital Corporation or SanDisk do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Western Digital Corporation and SanDisk. In connection with the proposed merger, Western Digital Corporation intends to file a registration statement on Form S-4 with the SEC that contains a preliminary joint proxy statement of SanDisk and Western Digital Corporation that also constitutes a preliminary prospectus of Western Digital Corporation. After the registration statement is declared effective, Western Digital Corporation and SanDisk will mail the definitive joint proxy statement/prospectus to their respective stockholders. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital Corporation or SanDisk may file with the SEC and send to Western Digital Corporation’s and/or SanDisk’s stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL CORPORATION AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when filed) as well as other filings containing information about Western Digital Corporation and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital Corporation will be available free of charge on Western Digital Corporation’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.SanDisk.com.

Participants in Solicitation

Western Digital Corporation, SanDisk and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Western Digital Corporation’s executive officers and directors in Western Digital Corporation’s definitive proxy statement filed with the SEC on September 23, 2015. You can find information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can obtain free copies of these documents from Western Digital Corporation and SanDisk, respectively, using the contact information above. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as a part of this report.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 21, 2015, among Western Digital Corporation, Schrader Acquisition Corporation and SanDisk Corporation.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Western Digital agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

October 23, 2015	By:	/s/ MICHAEL C. RAY
	Name:	Michael C. Ray
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

2.1*	Agreement and Plan of Merger, dated as of October 21, 2015, among Western Digital Corporation, Schrader Acquisition Corporation and SanDisk Corporation.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Western Digital agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.